Exhibit 21.1

List of Subsidiaries

Subsidiary of the Company	Jurisdiction of Incorporation/Formation

L-1 Identity Solutions Operating Company (“Operating Company”)	Delaware

Subsidiaries of Operating Company
6897525 Canada Inc.	Canada
Biometrica Systems, LLC	New Hampshire
Comnetix Inc.	Canada
IBT Acquisition, LLC	Delaware
Identix Incorporated	Delaware
L-1 Secure Credentialing, Inc.	Delaware
L-1 Identity Solutions Operating Company Private Limited	India

Subsidiary of 6897525 Canada Inc.
Bioscrypt Inc.	Canada

Subsidiaries of Bioscrypt Inc. (Canada)
Bioscrypt, Inc.	California

Subsidiaries of Bioscrypt, Inc. (California)
Bioscrypt SA	Switzerland

Subsidiary of ComnetiX, Inc.
6213782 Canada Inc.	Canada

Subsidiaries of IBT Acquisition, LLC
Integrated Biometric Technology LLC	Florida
Integrated Biometric Technology Services, LLC	Delaware

Subsidiaries of Identix Incorporated
Comnetix, LLC	Delaware
Identix Australia Pty Ltd.	New South Wales, Australia
Identix International, Inc.	California
Identix L-1 Israel Ltd.	Israel
L-1 Identity Solutions UK, Ltd.	United Kingdom
L-1 Identity Solutions AG	Germany
L-1 Identity Solutions Panama SA	Panama
SecuriMetrics, Inc.	California
Visionics Technology Corporation	New Jersey

Subsidiary of SecuriMetrics, Inc.
Iridian Technologies, LLC	Delaware

Subsidiary of Iridian Technologies, LLC
Iridian Technologies S.A.	Switzerland

All of the subsidiaries are 100 percent owned except as indicated.

Subsidiaries of L-1 Secure Credentialing, Inc.	Jurisdiction of Incorporation/Formation

Digimarc ID Systems Brazil, Ltda.	Brazil
Imaging Automation (DE) Limited Liability Company	Delaware
L-1 Identity Solutions, S.A. de C.V.	Mexico
L-1 Secure Credentialing II, LLC	Delaware
L-1 Secure Credentialing Canada Co.	Canada
L-1 Secure Credentialing (UK) Limited	UK
Trans Digital Technologies Limited Liability Company	Delaware

Subsidiaries of Imaging Automation (DE) Limited Liability Company
Caroline Corporation, N.V.	Netherlands Antilles
Imaging Automation Argentina SRL (“IAA SRL”)	Argentina (99.99% owned)
Imaging Automation LLC	Delaware (also owns one unit of IAA SRL)